FNF Reports Second Quarter 2023 Financial Results

Jacksonville, Fla. – (August 8, 2023) - Fidelity National Financial, Inc. (NYSE:FNF) (“FNF” or the “Company”), a leading provider of title insurance and transaction services to the real estate and mortgage industries and a leading provider of insurance solutions serving retail annuity and life customers and institutional clients through its majority-owned, publicly traded subsidiary F&G Annuities & Life, Inc. (NYSE:FG) (“F&G”), today reported financial results for the second quarter ended June 30, 2023.

Net earnings attributable to common shareholders for the second quarter of $219 million, or $0.81 per diluted share (per share), compared to $537 million, or $1.92 per share, for the second quarter of 2022. Net earnings attributable to common shareholders for the second quarter of 2023 includes $7 million of net unfavorable mark-to-market effects and $48 million of other unfavorable items; all of which are excluded from adjusted net earnings attributable to common shareholders.

Adjusted net earnings attributable to common shareholders (adjusted net earnings) for the second quarter of $274 million, or $1.01 per share, compared to $557 million, or $2.00 per share, for the second quarter of 2022. The Title Segment contributed $226 million for the second quarter, compared to $418 million for the second quarter 2022. The F&G Segment contributed $67 million for the second quarter, compared to $155 million for the second quarter 2022. The Corporate Segment had adjusted net losses of $19 million for the second quarter, compared to adjusted net losses of $16 million for the second quarter of 2022. The results reflect Title’s considerable decline in volumes as compared to the prior year given higher mortgage rates, partially offset by higher average fee per file. In addition, F&G’s adjusted net earnings include a significant income item that contributed $0.02 per share and was offset by alternative investment returns below our long-term expectations by $0.17 per share. Please see “Segment Financial Results” for F&G under “Non-GAAP Measures and Other Information” for further explanation.

Company Highlights

•Solid Title Revenue: For the Title Segment, total revenue of $1.9 billion, a 27% decrease from $2.6 billion in the second quarter of 2022. Total revenue, excluding recognized gains and losses, of $1.9 billion for the second quarter, which, although a 32% decrease from $2.8 billion in the second quarter of 2022, is more comparable with historical levels as seen in 2018 and 2019.
•Steady F&G Segment gross sales and record assets under management: For the F&G Segment, gross sales of $3.0 billion for the second quarter, a 3% decrease from $3.1 billion in the second quarter of 2022, reflecting higher retail channel sales offset by lower institutional market sales which we expect to be lumpier; record assets under management (AUM) of $46.3 billion as of June 30, 2023, driven by new business net of flow reinsurance, stable inforce retention and net debt proceeds.
•Ample deployable capital in a challenging market: FNF paid common dividends of $0.45 per share for $121 million in the second quarter. FNF ended the second quarter with $885 million in cash and short-term liquid investments at the holding company.

William P. Foley, II, commented, “Our Title business delivered an industry leading adjusted pre-tax margin of 15.8% in the second quarter given the expense actions taken over the past year. This is a great result in what has been a challenging environment. F&G also performed well having generated $3.0 billion in gross sales as management successfully executes their diversified growth strategy. Importantly, F&G ended the quarter with a record $46.3 billion in assets under management. F&G continues to exceed all of our expectations and is becoming an important financial contributor to FNF’s results.”

Mr. Foley concluded, “While the long-term outlook for housing remains strong given household formation and underlying demographics in the U.S., the near term continues to be uncertain given the high level of interest rates which could persist for longer than expected. As a result, we continue to focus on balance sheet strength having ended the quarter with $885 million in cash and short-term liquid investments which positions the Company for an uncertain environment. Looking forward, we remain committed to our quarterly cash dividend though we have prudently moderated our share repurchase activity in order to preserve our financial flexibility.”

Summary Financial Results

(In millions, except per share data)	Three Months Ended		Year to Date
	June 30, 2023	June 30, 2022	2023	2022
Total revenue	$3,068	$2,635	$5,542	$5,802
F&G total gross sales[1]	$3,008	$3,073	$6,289	$5,662
F&G assets under management[1]	$46,260	$40,322	$46,260	$40,322
Total assets	$73,021	$61,012	$73,021	$61,012
Adjusted pre-tax title margin	15.8%	18.9%	13.2%	18.0%
Net earnings attributable to common shareholders	$219	$537	$160	$937
Net earnings per share attributable to common shareholders	$0.81	$1.92	$0.59	$3.33
Adjusted net earnings[1]	$274	$557	$425	$943
Adjusted net earnings per share[1]	$1.01	$2.00	$1.57	$3.36
Weighted average common diluted shares	271	279	271	281
Total common shares outstanding	272	277	272	277

Segment Financial Results

Title Segment
This segment consists of the operations of the Company’s title insurance underwriters and related businesses, which provide core title insurance and escrow and other title-related services including loan sub-servicing, valuations, default services, and home warranty products.

Mike Nolan, Chief Executive Officer, said, “Our second quarter results are a clear testament of our ability to navigate through varying economic cycles and highlight the expertise of our field managers to reduce our expense structure as seen through 2022 and the first half of 2023. Our Title business is performing very well and positioned for what could be a challenging second half of the year as mortgage rates remain elevated. As we strive to maximize margins in a given market, we will also continue to manage our business for the long-term, providing protection for our policyholders and outstanding service to our customers.”

Mr. Nolan added, “A clear benefit of our financial strength, scale, and profitability is our ability to invest in our business through cycles as we further expand our competitive positioning in the industry. Our inHere platform is an area where we have been investing in recent years and is quickly gaining traction, having had over 1.4 million users on our platform over the last two years and nearly 90% of our 200,000 real estate professionals active in the last 30 days. We continue to add functionality and content to our inHere platform as we work to drive further adoption and usage across the industry.”

Second Quarter 2023 Highlights

•Total revenue of $1.9 billion, compared with $2.6 billion in the second quarter of 2022
•Total revenue, excluding recognized gains and losses, of $1.9 billion, a 32% decrease from second quarter of 2022
◦Direct title premiums of $541 million, a 37% decrease from second quarter of 2022
◦Agency title premiums of $713 million, a 41% decrease from second quarter of 2022
◦Commercial revenue of $263 million, a 40% decrease from second quarter of 2022
1 See definition of non-GAAP measures below

•Purchase orders opened decreased 18% on a daily basis and purchase orders closed decreased 25% on a daily basis from the second quarter of 2022
•Refinance orders opened decreased 36% on a daily basis and refinance orders closed decreased 56% on a daily basis from second quarter of 2022
•Commercial orders opened decreased 22% and commercial orders closed decreased 30% from second quarter of 2022
•Total fee per file of $3,598 for the second quarter, a 1% increase over second quarter of 2022
•Notably, purchase orders opened increased 12% on a daily basis over the sequential first quarter of 2023

Second Quarter 2023 Financial Results

•Pre-tax title margin of 12.5% and industry leading adjusted pre-tax title margin of 15.8% for the second quarter of 2023, compared to 10.5% and 18.9%, respectively, in the second quarter of 2022
•Pre-tax earnings from continuing operations in Title for the second quarter of $233 million, compared with $267 million for the second quarter of 2022
•Adjusted pre-tax earnings in Title for the second quarter of $302 million compared with $529 million for the second quarter of 2022. The decrease from the prior year quarter was primarily a result of the considerable decline in residential and commercial volumes due to higher mortgage rates, partially offset by higher average fee per file

F&G Segment
This segment consists of operations of FNF’s majority-owned subsidiary F&G, a leading provider of insurance solutions serving retail annuity and life customers and funding agreement and pension risk transfer institutional clients.

Chris Blunt, President and Chief Executive Officer of F&G, commented, “Our strong second quarter results demonstrate the success that we have achieved expanding our products and distribution channels and scaling our profitable inforce book of business. Additionally, excluding significant items, we delivered adjusted return on assets above our 100 basis point target for the sixth quarter in a row, reflecting our expanding product margins and disciplined expense management as we invest and scale the business. That said, the market has been slow to recognize our progress as our shares continue to trade meaningfully below intrinsic value. As a result, we repurchased 790,000 shares for $16.4 million during the second quarter, under our $25 million share repurchase authorization.”

Mr. Blunt concluded, “We have strong momentum as we head into the second half of the year, with many opportunities ahead of us to further expand our business as we continue to diversify into capital light, fee-based earnings streams which we believe will drive margin expansion and improved returns. Additionally, our recent financial strength ratings upgrade to ‘A3’ by Moody’s is not only a strong validation of our financial performance but will also be a tailwind to our institutional markets business over time. I could not be more excited with what the future holds for our Company and employees.”

Second Quarter 2023

•Gross sales: Gross sales of $3.0 billion for the second quarter, a 3% decrease from $3.1 billion in the second quarter of 2022, driven by higher retail channel sales offset by lower institutional market sales, which we expect to be lumpier and more opportunistic than our retail channels
•Strong Retail channel sales of $2.3 billion for the first quarter, a 5% increase over $2.2 billion in the second quarter of 2022; reflects our fifth consecutive quarter of retail channel sales exceeding $2 billion and driven by continued strong consumer demand for high yielding products with principal protection
•Solid Institutional market sales of $0.7 billion, comprised of $0.5 billion pension risk transfer and $0.2 billion funding agreements, compared to $0.9 billion in the second quarter of 2022, solely comprised of funding agreements; reflects a healthy pension risk transfer pipeline and opportunistic funding agreement issuance

•Net sales of $2.2 billion for the second quarter, a decrease of 12% from $2.5 billion in the second quarter of 2022, reflecting our strategic usage of third party flow reinsurance which increased from 50% to 75% in September of 2022
•Average assets under management (AAUM) on a year-to-date basis of $44.9 billion for the second quarter, an increase of 17% from $38.4 billion in the second quarter of 2022, driven by net new business flows and stable inforce retention. Record ending assets under management were $46.3 billion as of June 30, 2023
•Net earnings attributable to common shareholders for F&G Segment of $110 million for the second quarter due to favorable mark-to-market movement, compared to $385 million for the second quarter of 2022 which included favorable mark-to-market movement
•Adjusted net earnings for F&G Segment of $67 million for the second quarter, compared to $155 million for the second quarter of 2022; F&G’s adjusted net earnings reflect significant items and alternatives investment portfolio short-term mark-to-market movement that differs from long-term return expectation. Please see “Segment Financial Results” for F&G under “Non-GAAP Measures and Other Information” for further explanation.

Conference Call
We will host a call with investors and analysts to discuss FNF’s second quarter 2023 results on Wednesday, August 9, 2023, beginning at 11:00 a.m. Eastern Time. A live webcast of the conference call will be available on the Events and Multimedia page of the FNF Investor Relations website at fnf.com. The conference call replay will be available via webcast through the FNF Investor Relations website at fnf.com. The telephone replay will be available from 3:00 p.m. Eastern Time on August 9, 2023, through August 16, 2023, by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International). The access code will be 13735003.

About Fidelity National Financial, Inc.
Fidelity National Financial, Inc. (NYSE: FNF) is a leading provider of title insurance and transaction services to the real estate and mortgage industries. FNF is the nation’s largest title insurance company through its title insurance underwriters - Fidelity National Title, Chicago Title, Commonwealth Land Title, Alamo Title and National Title of New York - that collectively issue more title insurance policies than any other title company in the United States. More information about FNF can be found at fnf.com.

About F&G
F&G is part of the FNF family of companies. F&G is committed to helping Americans turn their aspirations into reality. F&G is a leading provider of insurance solutions serving retail annuity and life customers and institutional clients and is headquartered in Des Moines, Iowa. For more information, please visit fglife.com.

Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, this earnings release includes non-GAAP financial measures, which the Company believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. These non-GAAP measures include adjusted net earnings per share, adjusted pre-tax title earnings, adjusted pre-tax title earnings as a percentage of adjusted title revenue (adjusted pre-tax title margin), adjusted net earnings attributable to common shareholders (adjusted net earnings), assets under management (AUM), average assets under management (AAUM) and sales.

Management believes these non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such non-GAAP measures in the same manner as we do.

The presentation of this financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. By disclosing these non-GAAP financial measures, FNF believes it offers investors a greater understanding of, and an enhanced level of transparency into, the means by which the Company’s management operates the Company.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings, net earnings attributable to common shareholders, net earnings per share, or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Further, FNF's non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are provided below.

Forward-Looking Statements and Risk Factors
This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business, political and COVID-19 conditions, including changes in the financial markets; weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U. S. economy; our potential inability to find suitable acquisition candidates; our dependence on distributions from our title insurance underwriters as a main source of cash flow; significant competition that F&G and our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of FNF's Form 10-K and other filings with the Securities and Exchange Commission (SEC).
FNF-E

SOURCE: Fidelity National Financial, Inc.; F&G Annuities & Life, Inc.

CONTACT:
Lisa Foxworthy-Parker
SVP of Investor & External Relations
Investors@fnf.com
515.330.3307

FIDELITY NATIONAL FINANCIAL, INC.
SECOND QUARTER SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Three Months Ended
June 30, 2023
Direct title premiums	$541	$541	$—	$—
Agency title premiums	713	713	—	—
Escrow, title related and other fees	1,212	581	576	55
Total title and escrow	2,466	1,835	576	55

Interest and investment income	618	79	525	14
Recognized gains and losses, net	(16)	(50)	67	(33)
Total revenue	3,068	1,864	1,168	36

Personnel costs	755	656	56	43
Agent commissions	550	550	—	—
Other operating expenses	394	330	33	31
Benefits & other policy reserve changes	817	—	817	—
Market risk benefit (gains) losses	(30)	—	(30)	—
Depreciation and amortization	151	39	104	8
Provision for title claim losses	56	56	—	—
Interest expense	43	—	25	18
Total expenses	2,736	1,631	1,005	100

Pre-tax earnings (loss) from continuing operations	$332	$233	$163	$(64)

Income tax expense (benefit)	90	65	33	(8)
Earnings (loss) from equity investments	1	1	—	—
Non-controlling interests	24	4	20	—

Net earnings (loss) attributable to common shareholders	$219	$165	$110	$(56)

EPS attributable to common shareholders - basic	$0.81

EPS attributable to common shareholders - diluted	$0.81

Weighted average shares - basic	270
Weighted average shares - diluted	271

FIDELITY NATIONAL FINANCIAL, INC.
SECOND QUARTER SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Three Months Ended
June 30, 2023
Net earnings (loss) attributable to common shareholders	$219	$165	$110	$(56)

Pre-tax earnings (loss) from continuing operations	$332	$233	$163	$(64)

Non-GAAP Adjustments
Recognized (gains) and losses, net	113	50	30	33
Market related liability adjustments	(102)	—	(102)	—
Purchase price amortization	28	19	6	3
Transaction costs	2	—	—	2

Adjusted pre-tax earnings (loss)	$373	$302	$97	$(26)

Total non-GAAP, pre-tax adjustments	$41	$69	$(66)	$38
Income taxes on non-GAAP adjustments	(11)	(17)	15	(9)
Non-controlling interest on non-GAAP adjustments	8	—	8	—
Deferred tax asset valuation allowance	17	9	—	8
Total non-GAAP adjustments	$55	$61	$(43)	$37

Adjusted net earnings (loss) attributable to common shareholders	$274	$226	$67	$(19)

Adjusted EPS attributable to common shareholders - diluted	$1.01

FIDELITY NATIONAL FINANCIAL, INC.
SECOND QUARTER SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Three Months Ended
June 30, 2022
Direct title premiums	$859	$859	$—	$—
Agency title premiums	1,203	1,203	—	—
Escrow, title related and other fees	786	706	71	9
Total title and escrow	2,848	2,768	71	9

Interest and investment income	463	35	425	3
Recognized gains and losses, net	(676)	(249)	(426)	(1)
Total revenue	2,635	2,554	70	11

Personnel costs	839	821	34	(16)
Agent commissions	930	930	—	—
Other operating expenses	457	409	31	17
Benefits & other policy reserve changes	(377)	—	(377)	—
Market risk benefit (gains) losses	(189)	—	(189)	—
Depreciation and amortization	120	34	80	6
Provision for title claim losses	93	93	—	—
Interest expense	31	—	9	22
Total expenses	1,904	2,287	(412)	29

Pre-tax earnings (loss)	$731	$267	$482	$(18)

Income tax expense (benefit)	202	111	97	(6)
Earnings from equity investments	14	14	—	—
Non-controlling interests	6	6	—	—

Net earnings (loss) attributable to common shareholders	$537	$164	$385	$(12)

EPS attributable to common shareholders - basic	$1.93

EPS attributable to common shareholders - diluted	$1.92

Weighted average shares - basic	278
Weighted average shares - diluted	279

FIDELITY NATIONAL FINANCIAL, INC.
SECOND QUARTER SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Three Months Ended
June 30, 2022
Net earnings (loss) attributable to common shareholders	$537	$164	$385	$(12)

Pre-tax earnings (loss) from continuing operations	$731	$267	$482	$(18)

Non-GAAP Adjustments
Recognized (gains) and losses, net	273	249	23	1
Market related liability adjustments	(324)	—	(324)	—
Purchase price amortization	21	13	5	3
Transaction costs	(5)	—	4	(9)

Adjusted pre-tax earnings (loss)	$696	$529	$190	$(23)

Total non-GAAP, pre-tax adjustments	$(35)	$262	$(292)	$(5)
Income taxes on non-GAAP adjustments	—	(63)	62	1
Deferred tax asset valuation allowance	55	55	—	—
Total non-GAAP adjustments	$20	$254	$(230)	$(4)

Adjusted net earnings (loss) attributable to common shareholders	$557	$418	$155	$(16)

Adjusted EPS attributable to common shareholders - diluted	$2.00

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Six Months Ended
June 30, 2023
Direct title premiums	$969	$969	$—	$—
Agency title premiums	1,263	1,263	—	—
Escrow, title related and other fees	2,092	1,052	941	99
Total title and escrow	4,324	3,284	941	99

Interest and investment income	1,229	160	1,044	25
Recognized gains and losses, net	(11)	(28)	52	(35)
Total revenue	5,542	3,416	2,037	89

Personnel costs	1,432	1,254	109	69
Agent commissions	970	970	—	—
Other operating expenses	754	626	69	59
Benefits & other policy reserve changes	1,629	—	1,629	—
Market risk benefit (gains) losses	29	—	29	—
Depreciation and amortization	285	76	194	15
Provision for title claim losses	100	100	—	—
Interest expense	85	—	47	38
Total expenses	5,284	3,026	2,077	181

Pre-tax earnings (loss) from continuing operations	$258	$390	$(40)	$(92)

Income tax expense (benefit)	104	92	25	(13)
Earnings (loss) from equity investments	1	1	—	—
Non-controlling interests	(5)	6	(11)	—

Net earnings (loss) attributable to common shareholders	$160	$293	$(54)	$(79)

EPS attributable to common shareholders - basic	$0.59

EPS attributable to common shareholders - diluted	$0.59

Weighted average shares - basic	270
Weighted average shares - diluted	271

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Six Months Ended
June 30, 2023
Net earnings (loss) attributable to common shareholders	$160	$293	$(54)	$(79)

Pre-tax earnings (loss) from continuing operations	$258	$390	$(40)	$(92)

Non-GAAP Adjustments
Recognized (gains) and losses, net	167	28	104	35
Market related liability adjustments	142	—	142	—
Purchase price amortization	55	37	11	7
Transaction costs	7	—	2	5

Adjusted pre-tax earnings (loss)	$629	$455	$219	$(45)

Total non-GAAP, pre-tax adjustments	$371	$65	$259	$47
Income taxes on non-GAAP adjustments	(81)	(16)	(54)	(11)
Deferred tax asset valuation allowance	7	(1)	—	8
Non-controlling interest on non-GAAP adjustments	(32)	—	(32)	—
Total non-GAAP adjustments	$265	$48	$173	$44

Adjusted net earnings (loss) attributable to common shareholders	$425	$341	$119	$(35)

Adjusted EPS attributable to common shareholders - diluted	$1.57

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

			F&G
Six Months Ended	Consolidated	Title		Corporate and Other
June 30, 2022
Direct title premiums	$1,626	$1,626	$—	$—
Agency title premiums	2,302	2,302	—	—
Escrow, title related and other fees	2,078	1,371	667	40
Total title and escrow	6,006	5,299	667	40

Interest and investment income	941	62	876	3
Recognized gains and losses, net	(1,145)	(424)	(723)	2
Total revenue	5,802	4,937	820	45

Personnel costs	1,662	1,597	64	1
Agent commissions	1,774	1,774	—	—
Other operating expenses	899	806	49	44
Benefits & other policy reserve changes	(174)	—	(174)	—
Market risk benefit (gains) losses	(119)	—	(119)	—
Depreciation and amortization	235	67	156	12
Provision for title claim losses	177	177	—	—
Interest expense	61	—	17	44
Total expenses	4,515	4,421	(7)	101

Pre-tax earnings (loss) from continuing operations	$1,287	$516	$827	$(56)

Income tax expense (benefit)	358	168	203	(13)
Earnings from equity investments	16	16	—	—
Non-controlling interests	8	9	—	(1)

Net earnings (loss) attributable to common shareholders	$937	$355	$624	$(42)

EPS attributable to common shareholders - basic	$3.36
EPS attributable to common shareholders - diluted	$3.33

Weighted average shares - basic	279
Weighted average shares - diluted	281

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Six Months Ended
June 30, 2022
Net earnings (loss) attributable to common shareholders	$937	$355	$624	$(42)

Pre-tax earnings (loss) from continuing operations	$1,287	$516	$827	$(56)

Non-GAAP Adjustments
Recognized (gains) and losses, net	428	424	6	(2)
Market related liability adjustments	(514)	—	(514)	—
Purchase price amortization	44	26	11	7
Transaction costs	(3)	—	4	(7)

Adjusted pre-tax earnings (loss)	$1,242	$966	$334	$(58)

Total non-GAAP, pre-tax adjustments	$(45)	$450	$(493)	$(2)
Income taxes on non-GAAP adjustments	(4)	(108)	104	—
Deferred tax asset valuation allowance	55	55	—	—
Non-controlling interest on non-GAAP adjustments	—	—	—	—
Total non-GAAP adjustments	$6	$397	$(389)	$(2)

Adjusted net earnings (loss) attributable to common shareholders	$943	$752	$235	$(44)

Adjusted EPS attributable to common shareholders - diluted	$3.36

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY BALANCE SHEET INFORMATION
(In millions)

	June 30, 2023	December 31, 2022
	(Unaudited)	(Unaudited)
Cash and investment portfolio	$53,065	$47,656
Goodwill	4,811	4,635
Title plant	417	416
Total assets	73,021	65,143
Notes payable	3,696	3,238
Reserve for title claim losses	1,781	1,810
Secured trust deposits	886	862
Accumulated other comprehensive (loss) earnings	(2,681)	(2,870)
Non-controlling interests	448	453
Total equity and non-controlling interests	6,677	6,569
Total equity attributable to common shareholders	6,229	6,116

Non-GAAP Measures and Other Information

Title Segment

The table below reconciles pre-tax title earnings to adjusted pre-tax title earnings.

	Three Months Ended		Six Months Ended
(Dollars in millions)	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Pre-tax earnings	$233	$267	$390	$516
Non-GAAP adjustments before taxes
Recognized (gains) and losses, net	50	249	28	424
Purchase price amortization	19	13	37	26
Total non-GAAP adjustments	69	262	65	450
Adjusted pre-tax earnings	$302	$529	$455	$966
Adjusted pre-tax margin	15.8%	18.9%	13.2%	18.0%

FIDELITY NATIONAL FINANCIAL, INC.
QUARTERLY OPERATING STATISTICS
(Unaudited)

	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021
Quarterly Opened Orders ('000's except % data)
Total opened orders*	347	308	266	363	443	522	536	688
Total opened orders per day*	5.4	5.0	4.3	5.7	6.9	8.6	8.5	10.8
Purchase % of opened orders	79%	78%	76%	76%	75%	62%	53%	50%
Refinance % of opened orders	21%	22%	24%	24%	25%	38%	47%	50%
Total closed orders*	233	188	216	278	348	380	477	527
Total closed orders per day*	3.6	3.0	3.5	4.3	5.4	6.2	7.6	8.2
Purchase % of closed orders	81%	78%	76%	76%	71%	55%	51%	50%
Refinance % of closed orders	19%	22%	24%	24%	29%	45%	49%	50%

Commercial (millions, except orders in '000's)
Total commercial revenue	$263	$241	$344	$381	$436	$374	$546	$366
Total commercial opened orders	50.2	48.5	44.9	54.8	64.2	66.1	64.5	66.8
Total commercial closed orders	27.7	24.7	30.5	35.2	39.7	37.4	46.1	40.1

National commercial revenue	$128	$118	$173	$191	$220	$196	$313	$183
National commercial opened orders	19.3	18.5	17.8	22.1	26.7	27.5	26.0	27.7
National commercial closed orders	9.9	8.5	11.9	14.0	15.3	14.6	18.1	14.8

Total Fee Per File
Fee per file	$3,598	$3,446	$3,649	$3,621	$3,557	$2,891	$3,023	$2,581
Residential fee per file	$2,897	$2,601	$2,542	$2,697	$2,695	$2,188	$2,158	$2,097
Total commercial fee per file	$9,500	$9,800	$11,300	$10,800	$11,000	$10,000	$11,800	$9,100
National commercial fee per file	$12,900	$13,900	$14,600	$13,600	$14,400	$13,400	$17,300	$12,400

Total Staffing
Total field operations employees	10,600	10,400	10,700	12,000	12,700	13,400	13,600	13,700

Actual title claims paid ($ millions)	$67	$62	$79	$65	$55	$54	$62	$55

Title Segment (continued)

FIDELITY NATIONAL FINANCIAL, INC.
MONTHLY TITLE ORDER STATISTICS

	Direct Orders Opened *		Direct Orders Closed *
Month	/ (% Purchase)		/ (% Purchase)
April 2023	106,000	80%	70,000	80%
May 2023	125,000	79%	81,000	81%
June 2023	116,000	79%	82,000	81%

Second Quarter 2023	347,000	79%	233,000	81%

	Direct Orders Opened *		Direct Orders Closed *
Month	/ (% Purchase)		/ (% Purchase)
April 2022	154,000	73%	123,000	66%
May 2022	148,000	75%	114,000	72%
June 2022	141,000	76%	111,000	75%

Second Quarter 2022	443,000	75%	348,000	71%
* Includes an immaterial number of non-purchase and non-refinance orders

F&G Segment

The table below reconciles net earnings (loss) attributable to common shareholders to adjusted net earnings attributable to common shareholders. The F&G Segment is reported net of noncontrolling minority interest.

	Three Months Ended		Six Months Ended
(Dollars in millions)	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net (loss) earnings attributable to common shareholders	$110	$385	$(54)	$624
Non-GAAP adjustments(1):
Recognized (gains) losses, net	30	23	104	6
Market related liability adjustments	(102)	(324)	142	(514)
Purchase price amortization	6	5	11	11
Transaction costs	—	4	2	4
Income taxes on non-GAAP adjustments	15	62	(54)	104
Non-controlling interest on non-GAAP adjustments	8	—	(32)	—
Adjusted net earnings attributable to common shareholders(1)	$67	$155	$119	$235

•Adjusted net earnings of $67 million for the second quarter of 2023 included $69 million, or $0.26 per share, of investment income from alternative investments and $4 million, or $0.02 per share, of bond prepay income. Alternative investments investment income based on management’s long-term expected return of approximately 10% was $116 million, or $0.43 per share.

•Adjusted net earnings of $155 million for the second quarter of 2022 included $70 million, or $0.25 per share, of investment income from alternative investments, $66 million, or $0.24 per share, favorable actuarial assumption updates, and $6 million, or $0.02 per share of CLO redemption gains and other income. Alternative investments investment income based on management’s long-term expected return of approximately 10% was $100 million, or $0.36 per share.

•Adjusted net earnings of $119 million for the six month ended June 30, 2023 included $153 million, or $0.56 per share, of investment income from alternative investments, $4 million, or $0.02 per share, of bond prepay income, partially offset by $31 million, or $0.12 per share, tax valuation allowance expense. Alternative investments investment income based on management’s long-term expected return of approximately 10% was $227 million, or $0.84 per share.

•Adjusted net earnings of $235 million for the six month ended June 30, 2022 included $172 million, or $0.61 per share, of investment income from alternative investments, $66 million, or $0.23 per share, of actuarial assumption updates, $24 million, or $0.09 per share, of CLO redemption gains and other investment income, partially offset by $38 million, or $0.14 per share, tax valuation allowance expense. Alternative investments investment income based on management’s long-term expected return of approximately 10% was $200 million, or $0.71 per share.

The table below provides a summary of sales highlights.

	Three Months Ended		Six Months Ended
(In millions)	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Total annuity sales	$2,288	$2,201	$5,012	$3,636
Indexed universal life sales	42	29	79	56
Funding agreements (FABN/FHLB)	200	843	456	1,443
Pension risk transfer	478	—	742	527
Gross sales(1)	$3,008	$3,073	$6,289	$5,662
Sales attributable to flow reinsurance to third parties	(796)	(544)	(1,868)	(780)
Net Sales(1)	$2,212	$2,529	$4,421	$4,882

Footnotes:
1.Non-GAAP financial measure. See the Non-GAAP Measures section below for additional information.

DEFINITIONS
The following represents the definitions of non-GAAP measures used by the Company.

Adjusted Net Earnings Attributable to Common Shareholders (Adjusted Net Earnings)

Adjusted net earnings is a non-GAAP economic measure we use to evaluate financial performance each period. Adjusted net earnings is calculated by adjusting net earnings (loss) attributable to common shareholders to eliminate:
i.Recognized (gains) and losses, net: the impact of net investment gains/losses, including changes in allowance for expected credit losses and other than temporary impairment (“OTTI”) losses, recognized in operations; and the effect of changes in fair value of the reinsurance related embedded derivative;
ii.Market related liability adjustments: the impacts related to changes in the fair value, including both realized and unrealized gains and losses, of index product related derivatives and embedded derivatives, net of hedging cost; the impact of initial pension risk transfer deferred profit liability losses, including amortization from previously deferred pension risk transfer deferred profit liability losses; and the changes in the fair value of market risk benefits by deferring current period changes and amortizing that amount over the life of the market risk benefit;
iii.Purchase price amortization: the impacts related to the amortization of certain intangibles (internally developed software, trademarks and value of distribution asset (“VODA”)) recognized as a result of acquisition activities;
iv.Transaction costs: the impacts related to acquisition, integration and merger related items;
v.Certain income tax adjustments: the impacts related to unusual tax items that do not reflect our core operating performance such as the establishment or reversal of significant deferred tax asset valuation allowances in our Title and Corporate and Other segments;
vi.Other “non-recurring,” “infrequent” or “unusual items”: Management excludes certain items determined to be “non-recurring,” “infrequent” or “unusual” from adjusted net earnings when incurred if it is determined these expenses are not a reflection of the core business and when the nature of the item is such that it is not reasonably likely to recur within two years and/or there was not a similar item in the preceding two years;
vii.Income taxes: the income tax impact related to the above mentioned adjustments is measured using an effective tax rate, as appropriate by tax jurisdiction; and
viii.Non-controlling interest on non-GAAP adjustments: the portion of the non-GAAP adjustments attributable to the equity interest of F&G that FNF does not own

While these adjustments are an integral part of the overall performance of F&G, market conditions and/or the non-operating nature of these items can overshadow the underlying performance of the core business. Accordingly, management considers this to be a useful measure internally and to investors and analysts in analyzing the trends of our operations. Adjusted net earnings should not be used as a substitute for net earnings (loss). However, we believe the adjustments made to net earnings (loss) in order to derive adjusted net earnings provide an understanding of our overall results of operations.

Assets Under Management (AUM)
AUM uses the following components:

i.total invested assets at amortized cost, excluding derivatives, net of reinsurance qualifying for risk transfer in accordance with GAAP;
ii.related party loans and investments;
iii.accrued investment income;
iv.the net payable/receivable for the purchase/sale of investments, and
v.cash and cash equivalents excluding derivative collateral at the end the period.
Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the rate of return on assets available for reinvestment.

Average Assets Under Management (AAUM) (Quarterly and YTD)

AAUM is calculated as AUM at the beginning of the period and the end of each month in the period, divided by the total number of months in the period plus one. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the rate of return on assets available for reinvestment.

Sales

Annuity, IUL, funding agreement and non-life contingent PRT sales are not derived from any specific GAAP income statement accounts or line items and should not be viewed as a substitute for any financial measure determined in accordance with GAAP. Sales from these products are recorded as deposit liabilities (i.e. contractholder funds) within the Company's consolidated financial statements in accordance with GAAP. Life contingent PRT sales are recorded as premiums in revenues within the consolidated financial statements. Management believes that presentation of sales, as measured for management purposes, enhances the understanding of our business and helps depict longer term trends that may not be apparent in the results of operations due to the timing of sales and revenue recognition.